Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Preliminary Fiscal Fourth Quarter 2020 Results

Company Expects to Report $4.4 million of Annual Recurring Revenue

ENCINO, Calif., August 26, 2020 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, today announced selected preliminary results for its fiscal fourth quarter ended June 30, 2020.

Based on preliminary unaudited information, Research Solutions expects total revenue in the fourth quarter of fiscal 2020 to increase 5.5% to approximately $7.9 million compared to $7.5 million in the same quarter last year. Platform subscription revenue is expected to increase 33% to approximately $1.1 million. Annual recurring revenue is expected to increase 38% to approximately $4.4 million (see the company's definition of annual recurring revenue below), and the number of paid platform deployments is expected to increase 33% to 401. Net income is expected to be approximately breakeven, with Adjusted EBITDA of approximately $145,000. In addition, Research Solutions expects transaction revenue to increase 2% to approximately $6.8 million.

Cash and cash equivalents at June 30, 2020, are expected to amount to approximately $9.3 million compared to $8.2 million at March 31, 2020. As of June 30, 2020 the company had no long-term liabilities or other debt and full access to a revolving line of credit for the lesser of $2.5 million, or 80% of eligible accounts receivable..

"Our preliminary fourth quarter results reflect continued momentum in our Platforms business, as more users find value in the offering, which was strengthened through our recent launch of Article Galaxy+” said Peter Derycz, President and CEO of Research Solutions. “We are also pleased to increase our cash position while remaining debt-free.”

“In the face of the COVID-19 pandemic, our R&D-based clients including large and small corporations and academic institutions are relying on our seamless access to scientific research.”

Research Solutions expects to report its full fiscal fourth quarter 2020 results on September 24, 2020. Information on the call details will be provided in a separate press release.

Annual Recurring Revenue

The company defines annual recurring revenue as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

About Research Solutions and Reprints Desk

Research Solutions, Inc. (NASDAQ: RSSS) is a pioneer in providing seamless access to scientific research and simplifies how organizations and individual researchers discover, acquire, and manage scholarly journal articles, book chapters and other content in scientific, technical, and medical (STM) research. More than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy a cloud-based SaaS research platform, for simplified and lowest cost access to the latest scientific research and data. Featuring an ecosystem of app-like Gadgets for a personalized research experience, Article Galaxy offers individual as well as enterprise plans, coupled with unparalleled, 24/7 customer support. For more information and details, please visit www.researchsolutions.com and www.reprintsdesk.com

Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding the company’s expected results for the fourth fiscal quarter of 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the company's filings with the Securities and Exchange Commission.

16350 Ventura Blvd., Suite D #811, Encino, CA 91436 – USA | P: +1 (310) 477-0354 F: +1 (323) 375-1576 | www.reprintsdesk.com

Contact

Steven Hooser

Three Part Advisors

shooser@threepa.com

(214) 872-2710

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16350 Ventura Blvd., Suite D #811, Encino, CA 91436 – USA | P: +1 (310) 477-0354 F: +1 (323) 375-1576 | www.reprintsdesk.com